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Exhibit (9)(j)(1) Second Amendment to Securities Lending Agreement

SECOND AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

SECOND AMENDMENT dated as of May 29, 1997 between STATE STREET BANK AND TRUST COMPANY ("State Street") and SANFORD C. BERNSTEIN FUND, INC., on behalf of the International Value Portfolio (in such capacity, the "Client").

WHEREAS, State Street and the Client are party to a Securities Lending Authorization Agreement dated as of the 17th day of July, 1996 (as amended from time to time, the "Agreement");

WHEREAS, Section 20 of the Agreement allows the Agreement to be modified at any time by a writing signed by the party against whom enforcement is sought; and

WHEREAS, State Street and Client wish to amend Schedule 7.3-C to the Agreement, which lists the Approved Time Deposit Counterparties and identifies which Approved Time Deposit Counterparties are the Restricted Time Deposit Counterparties;

NOW THEREFORE, the parties hereto hereby agree that Schedule 7.3-C to the Agreement shall be amended in its entirety to read as set forth on Exhibit A hereto. Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

SANFORD C. BERNSTEIN FUND, INC., on
behalf of the International Value Portfolio
By:  Jean Margo Reid, Secretary

STATE STREET BANK AND TRUST COMPANY
By:  Donald Hodgman, Senior Vice President

                                  EXHIBIT A

                                Schedule 7.3-C

APPROVED TIME DEPOSIT COUNTERPARTIES

Restricted Time Deposit Counterparties:

Cayman Branches:
ABN-AMRO Bank NV, Cayman Branch
Barclays Bank PLC, Cayman Branch
Bank of America National Trust & Savings Association, Cayman Branch The Bank of New York, Cayman Branch
The Bank of Nova Scotia, Cayman Branch
The Chase Manhattan Bank, N.A., Cayman Branch

Commerzbank Aktiengesellschaft, Cayman Branch
CoreStates Bank, N.A., Cayman Branch
Deutsche Bank AG, Cayman Branch
The Northern Trust Company, Cayman Branch
Republic National Bank of New York, Cayman Branch
Royal Bank of Canada, Cayman Branch
Swiss Bank Corporation, Cayman Branch

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London Branches:
Commerzbank Aktiengesellschaft, London Branch
Credit Agricole S.A. (Caisse Nationale de Credit Agricole), London Branch

Bahamas Branches:
Canadian Imperial Bank of Commerce, Bahamas Branch
The Chase Manhattan Bank, N.A., Bahamas Branch
Citibank, N.A., Bahamas Branch
Morgan Guaranty Trust Company of New York, Bahamas Branch
National City Bank, Bahamas Branch
NationsBank, N.A., Bahamas Branch
Norwest Bank Minnesota, N.A., Bahamas Branch
The Toronto-Dominion Bank, Bahamas Branch